UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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Preliminary Information Statement

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Definitive Information Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

QXO, INC.

(Name of Company as Specified In Its Charter)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this schedule and Exchange Act Rules 14c-5(g) and 0-11.

QXO, INC.
Five American Lane
Greenwich, CT 06831
THE INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
QXO, INC.
THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY
Dear Stockholders:
This Information Statement is being mailed to the stockholders of QXO, Inc., a Delaware corporation (“we,” “us” or the “Company”), in connection with the authorization on June 13, 2024 by the Company’s board of directors (the “Board of Directors”) and the written consent on June 13, 2024 (the “Record Date”) of Jacobs Private Equity II, LLC (“JPE”), a stockholder of the Company entitled to vote an aggregate of 900,000 shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), representing approximately 89.7% of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”), that have approved the Private Placement and issuance of the Securities, each as defined and described in more detail in the Information Statement.
The General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) permit holders of a majority of the voting power to take stockholder action by written consent. The written consent constitutes the consent of a majority of the total number of votes entitled to vote on the foregoing actions and is sufficient under the Bylaws and Section 228 of the DGCL to approve the foregoing actions. Accordingly, the Company is not required to and will not hold a meeting of its stockholders to approve the actions described herein. We encourage you to read the attached Information Statement carefully for further information.
All necessary corporate approvals required pursuant to the DGCL and the Bylaws in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.
You are encouraged to carefully read the Information Statement for further information regarding this action. In accordance with Rule 14c-2 promulgated under the Exchange Act and the notice requirements of the DGCL, the approval of the actions described herein will be deemed effective at a date that is 20 calendar days after the date the Information Statement has been mailed to our stockholders. This Information Statement is first being mailed to stockholders on or about June 27, 2024.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.
The Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C under the Exchange Act.
By Order of the Board of Directors
/s/ Brad Jacobs

Chairman and Chief Executive Officer
June 27, 2024

INFORMATION STATEMENT
OF
QXO, INC.
Five American Lane
Greenwich, CT 06831
ACTIONS BY BOARD OF DIRECTORS
AND
CONSENTING MAJORITY STOCKHOLDER IN LIEU OF A MEETING
AND
NOTICE OF ACTION BY WRITTEN CONSENT PURSUANT TO SECTION 228
OF THE DELAWARE GENERAL CORPORATION LAW
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
This Information Statement is being mailed to the stockholders of the Company in connection with the authorization on June 13, 2024 by the Company’s board of directors (the “Board of Directors”) and the written consent on June 13, 2024 (the “Record Date”) of Jacobs Private Equity II, LLC (“JPE”), a stockholder of the Company entitled to vote an aggregate of 900,000 shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), representing approximately 89.7% of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”), that have approved the Private Placement and issuance of the Securities, each as defined and described in more detail herein.
The Company is subject to the Nasdaq Listing Rules because our Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”). The issuance of shares of our Common Stock and the Warrants in connection with the Private Placement implicates Nasdaq Listing Rule 5635, which requires prior stockholder approval in order to maintain our listing on Nasdaq. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.
The approval of the Private Placement and issuance of the Common Stock and Warrants for purposes of Nasdaq Listing Rule 5635 was taken by written consent pursuant to the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Charter”), the Company’s Amended and Restated Bylaws (the “Bylaws”) and Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
The Board of Directors adopted resolutions approving the Private Placement and issuance of the Securities and recommended that the stockholders vote in favor of the Private Placement and issuance of the Securities. In connection with the adoption of these resolutions, the Majority Stockholder also voted in favor and entered into a written consent approving the Private Placement and issuance of the Securities.
The elimination of the need for a special meeting of stockholders to approve this action is made possible by Section 228 of the DGCL, which provides that the written consent of the holders of outstanding shares of capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Utilizing the written consent of the holders of a majority in interest of our voting securities eliminates the costs involved in holding a special meeting of stockholders.
Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about June 27, 2024 to stockholders as of the Record Date, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 under the Exchange Act.
No appraisal rights are afforded to our stockholders under Delaware law in connection with the matters discussed in this Information Statement.
The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.
GENERAL
This Information Statement is first being mailed to stockholders on or about June 27, 2024, and the actions described herein may not become effective until at least 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “except,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Forward-looking statements herein speak only as of the date each statement is made. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.
OUTSTANDING SHARES AND VOTING RIGHTS
As of June 13, 2024, the Company had 664,284 shares of its Common Stock issued and outstanding and 1,000,000 shares of its Preferred Stock issued and outstanding. Holders of Common Stock are entitled to one vote on any matter submitted to stockholders. Holders of Preferred Stock are entitled to vote on an “as-converted” basis on any matter submitted to stockholders. The Majority Stockholder, JPE, has voted all of its 900,000 shares of Preferred Stock, representing approximately 89.7% of the voting power of the outstanding capital stock of the Company, to approve by written consent a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of the Securities in connection with the Purchase Agreements, representing Common Stock in an amount equal to or in excess of 20% of the number of shares of our Common Stock outstanding immediately prior to the issuance of such Securities. No consents are being solicited in connection with this Information Statement. No consideration was paid for JPE’s written consent.
Under applicable Delaware law and the Company’s Bylaws, the affirmative vote of the majority of shares entitled to vote on the matter is required in connection with Nasdaq Listing Rule 5635. The written consent executed by the Majority Stockholder pursuant to Article 7, Section 1 of the Charter and Article II, Section 2.14 of the Bylaws is sufficient to approve all of the actions and no further stockholder action is required to approve the actions.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
None of our officers and directors, nor any of their associates, has any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock).
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of June 13, 2024 for (a) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (b) each of our executive officers, (c) each of our directors and (d) all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (“SEC”), which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and shares of Common Stock underlying restricted stock units that may be settled within 60 days of June 13, 2024.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Common Stock that they beneficially own, subject to applicable community property laws.
Except as otherwise set forth below, the address of each of the persons listed below is QXO, Inc., Five American Lane, Greenwich, CT 06831. Unless otherwise indicated, the Common Stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class Outstanding(1)	Shares of Preferred Stock Beneficially Owned	Percentage of Class Outstanding
5% Stockholders:
Jacobs Private Equity II, LLC	394,218,132(2)	89.9%	900,000	90.0%
Executive Officers and Directors:
Brad Jacobs+	394,218,132(2)	89.9%	900,000	90.0%
Sean Smith	328,513(3)	*	750	*
Chris Signorello	186,156(4)	*	425	*
Mark Meller	200,174(5)	*	—	—
Jason Aiken	43,801(6)	*	100	*
Marlene Colucci	219,009(7)	*	500	*
Mario Harik	2,190,099(8)	*	5,000	*
Mary Kissel	219,009(9)	*	500	*
Allison Landry	43,801(10)	*	100	*
All Directors and Executive Officers as a group (9 persons)	397,648,694(11)	90.6%	907,375	90.7%

*
Less than 1%.

+
Director and Executive Officer

(1)
For purposes of this column, the number of shares of the class outstanding reflects the sum of (i) 664,284 shares of our Common Stock that were outstanding as of June 13, 2024 plus (ii) 438,020,148 shares of our Common Stock issuable upon conversion of our Preferred Stock and exercise of warrants to purchase Common Stock (“Existing Warrants”), in each case outstanding as of June 13, 2024. The Existing Warrants may be exercised at an exercise price of $4.566 per share with respect to 50% of the Existing Warrants, $6.849 per share with respect to 25% of the Existing Warrants and $13.698 per share with respect to the remaining 25% of the Existing Warrants.

(2)
Consists of (i) 197,109,065 shares of our Common Stock issuable upon the exercise of 197,109,065 Existing Warrants, and (ii) 197,109,067 shares of our Common Stock issuable upon conversion of 900,000 shares of our Preferred Stock.

(3)
Consists of (i) 164,256 shares of our Common Stock issuable upon the exercise of 164,256 Existing Warrants, and (ii) 164,257 shares of our Common Stock issuable upon conversion of 750 shares of our Preferred Stock.

(4)
Consists of (i) 93,077 shares of our Common Stock issuable upon the exercise of 93,077 Existing Warrants, and (ii) 93,079 shares of our Common Stock issuable upon conversion of 425 shares of our Preferred Stock.

(5)
Includes 100,000 shares owned by Sharieve Meller Family Trust; Sharieve Meller is Mr. Meller’s wife. Mr. Meller disclaims beneficial ownership of these shares. Also includes 100,000 shares owned by the Mark M. Meller Family Trust. Mr. Meller beneficially owns 200,174 shares.

(6)
Consists of (i) 21,900 shares of our Common Stock issuable upon the exercise of 21,900 Existing Warrants, and (ii) 21,901 shares of our Common Stock issuable upon conversion of 100 shares of our Preferred Stock.

(7)
Consists of (i) 109,504 shares of our Common Stock issuable upon the exercise of 109,504 Existing Warrants, and (ii) 109,505 shares of our Common Stock issuable upon conversion of 500 shares of our Preferred Stock.

(8)
Consists of (i) 1,095,049 shares of our Common Stock issuable upon the exercise of 1,095,049 Existing Warrants, and (ii) 1,095,050 shares of our Common Stock issuable upon conversion of 5,000 shares of our Preferred Stock.

(9)
Consists of (i) 109,504 shares of our Common Stock issuable upon the exercise of 109,504 Existing Warrants, and (ii) 109,505 shares of our Common Stock issuable upon conversion of 500 shares of our Preferred Stock.

(10)
Consists of (i) 21,900 shares of our Common Stock issuable upon the exercise of 21,900 Existing Warrants, and (ii) 21,901 shares of our Common Stock issuable upon conversion of 100 shares of our Preferred Stock.

(11)
Includes (i) 198,724,255 shares of our Common Stock issuable upon the exercise of 198,724,255 Existing Warrants, and (ii) 198,724,265 shares of our Common Stock issuable upon conversion of 907,375 shares of our Preferred Stock.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING MAJORITY STOCKHOLDER
The following actions have been approved by the written consent of the Majority Stockholder, whose vote represents approximately 89.7% of the votes of our issued and outstanding capital stock entitled to vote on matters submitted to the stockholders:

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES
Description of the Private Placement
On June 13, 2024, the Company entered into purchase agreements (together, the “Purchase Agreements”) with certain institutional and accredited investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) an aggregate of 340,932,212 shares (the “Shares”) of our Common Stock, at a purchase price of $9.14 per share, and pre-funded warrants (the “Warrants”) to purchase 42,000,000 shares of Common Stock (the “Warrant Shares”), at a purchase price of $9.13999 per warrant. The aggregate gross proceeds from the Private Placement are expected to be approximately $3.5 billion, before deducting placement agent fees and offering expenses.
The Warrants will be exercisable at any time after the date of issuance at an exercise price of $0.00001 per share. A holder of Warrants may not exercise the Warrants if the holder, together with its affiliates and any other person whose beneficial ownership would be aggregated with such holder, would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Warrants may increase or decrease this percentage by providing at least 61 days’ prior notice to the Company.
The Purchase Agreements contain customary representations, warranties and agreements by the Company and the Investors, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act, and other obligations of the parties.
In addition, the Purchase Agreements provide certain registration rights, pursuant to which the Company has agreed to register the resale of the Shares and Warrant Shares. The Company is required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the Investors of their Shares and Warrant Shares within 15 business days following the closing of the Private Placement.
Nasdaq Listing Requirements and the Necessity of Stockholder Approval
The Company is subject to the Nasdaq Listing Rules because our Common Stock is currently listed on Nasdaq. The issuance of shares of our Common Stock and Warrants (including the Warrant Shares issuable upon exercise of the Warrants, collectively, the “Securities”) in connection with the Purchase Agreements implicates Nasdaq Listing Rule 5635, which requires prior stockholder approval in order to maintain our listing on Nasdaq. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.
Action by Written Consent of the Majority Stockholder
As of June 13, 2024, the Board of Directors, and the Majority Stockholder by written consent, in accordance with Nasdaq Listing Rule 5635(d), approved the Private Placement and issuance of the Securities.
Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.
The actions taken by written consent of the Majority Stockholder will not become effective until the date that is 20 calendar days after this Information Statement is first mailed to holders of our Common Stock as of the Record Date.

ABSENCE OF DISSENTERS’ RIGHTS
No dissenters’ or appraisal rights are available to our stockholders under the DGCL in connection with the actions set forth in this Information Statement.
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY
The Company is subject to the reporting requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. You can read the Company’s SEC filings, including this information statement, over the Internet at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.qxo.com/investors. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this information statement.
INFORMATION INCORPORATED BY REFERENCE
We “incorporate by reference” information into this Information Statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information contained expressly in this Information Statement, and the information that we file later with the SEC will automatically supersede this information. You should not assume that (i) the information in this Information Statement is current as of any date other than the date on the front page of this Information Statement or (ii) any information we have incorporated by reference in this Information Statement is current as of any date other than the date of the document incorporated by reference.
We incorporate by reference the documents listed below and any documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit), including all such documents the Company may file with the SEC after the date on which this Information Statement was initially filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 7, 2024; and

•
our Current Reports on Form 8-K, filed with the SEC on March 15, 2024 (Film No. 24752466), April 15, 2024, May 28, 2024, May 30, 2024, June 5, 2024, June 6, 2024, June 14, 2024 and June 14, 2024.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to notice hereunder, we will, without charge, provide a copy of any documents we file with the SEC. Requests should be directed to QXO, Inc., Five American Lane, Greenwich, CT 06831, Attention: Chief Legal Officer.
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies to deliver a single copy of an Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Information Statement, either now or in the future, please contact us by mailing QXO, Inc., Five American Lane, Greenwich, CT 06831, Attention: Chief Legal Officer, or calling our main telephone number at 888-998-6000. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single copy of the Information Statement and similar documents in the future in the same manner as described above.

CONCLUSION
As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the actions adopted by the Board of Directors and the Majority Stockholder. Your consent to the approval of the actions is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Brad Jacobs

Chairman and Chief Executive Officer